EXHIBIT 10.2

_____________________________________________________________________________________

Loan And Security Agreement

Dated as of October 26, 2016

Between

THE PRIVATEBANK AND TRUST COMPANY

as Lender,

And

BROADWIND ENERGY, INC.,

BRAD FOOTE GEAR WORKS, INC.,

BROADWIND TOWERS, INC. and

BROADWIND SERVICES, LLC

as Borrowers

_____________________________________________________________________________________

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS. 1

1.1.Definitions.    1

SECTION 2LOANS. 13

2.1.Revolving Loans. 13

2.2.Loan Procedures. 13

2.3.Repayments. 15

2.4.Notes.     15

2.5.Recordkeeping.    15

SECTION 3LETTERS OF CREDIT.          15

3.1.General Terms.    15

3.2.Letter of Credit Procedures.     16

3.3.Expiration Dates of Letters of Credit.    16

SECTION 4INTEREST, FEES AND CHARGES. 17

4.1.Interest Rate. 17

4.2.Increased Costs; Special Provisions For Libor Loans.      17

4.3.Fees And Charges.      19

4.4.Taxes.            20

4.5.Maximum Interest.      20

SECTION 5COLLATERAL.21

5.1.Grant of Security Interest to Lender.      21

5.2.Other Security.     21

5.3.Possessory Collateral. 21

5.4.Electronic Chattel Paper.    22

SECTION 6PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.22

SECTION 7POSSESSION OF COLLATERAL AND RELATED MATTERS.  22

SECTION 8COLLECTIONS.           23

8.1.Lockbox and Lockbox Account.      23

8.2.Lender’s Rights.  24

8.3.Application of Proceeds.    24

8.4.Account Statements.    24

SECTION 9COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS

AND SCHEDULES.   24

9.1.Weekly Reports.   24

9.2.Monthly Reports.  25

9.3.Financial Statements.  25

9.4.Annual Projections.      25

9.5.Explanation of Budgets and Projections. 25

9.6.Public Reporting.  25

9.7.Other Information.26

SECTION 10TERMINATION.         26

SECTION 11REPRESENTATIONS AND WARRANTIES.         26

11.1.Financial Statements and Other Information.    26

11.2.Locations.      27

11.3.Loans by Borrowers. 27

11.4.Accounts and Inventory.       27

11.5.Liens.        27

11.6.Organization, Authority and No Conflict.   27

11.7.Litigation.      28

11.8.Compliance with Laws and Maintenance of Permits. 28

11.9.Affiliate Transactions.         28

11.10.Names and Trade Names.              28

11.11.Equipment.      28

11.12.Enforceability.     28

11.13.Solvency.        28

11.14.Indebtedness. 29

11.15.Margin Security and Use of Proceeds.     29

11.16.Parent, Subsidiaries and Affiliates.      29

11.17.No Defaults.        29

11.18.Employee Matters.   29

11.19.Intellectual Property.29

11.20.Environmental Matters.29

11.21.ERISA Matters.    30

11.22.Investment Company Act.     30

11.23.Anti-Terrorism Laws.    30

SECTION 12AFFIRMATIVE COVENANTS.        30

12.1.Maintenance of Records.30

12.2.Notices.31

12.3.Compliance with Laws and Maintenance of Permits. 32

12.4.Inspection and Audits.     32

12.5.Insurance.32

12.6.Collateral.33

12.7.Use of Proceeds. 34

12.8.Taxes.34

12.9.Intellectual Property. 34

12.10.Checking Accounts and Cash Management Services.     34

12.11.USA Patriot Act, Bank Secrecy Act and Office of

Foreign Asset Control.           34

SECTION 13NEGATIVE COVENANTS. 35

13.1.Guaranties.    35

13.2.Indebtedness.35

13.3.Liens.      35

13.4.Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions

Outside the Ordinary Course of Business.35

13.5.Dividends and Distributions.     36

13.6.Investments; Loans. 36

13.7.Fundamental Changes, Line of Business.   36

13.8.Equipment.    36

13.9.Affiliate Transactions.    36

13.10.Settling of Accounts.             36

13.11.Management Fees; Compensation.     37

SECTION 14FINANCIAL COVENANTS. 37

14.1.Fixed Charge Coverage.37

SECTION 15DEFAULT.     37

15.1.Payment.           37

15.2.Breach of this Agreement and the other Loan Documents.     37

15.3.Breaches of Other Obligations.      37

15.4.Breach of Representations and Warranties.38

15.5.Loss of Collateral.        38

15.6.Levy, Seizure or Attachment.        38

15.7.Bankruptcy or Similar Proceedings.38

15.8.Appointment of Receiver.         38

15.9.Judgment.                 38

15.10.Death or Dissolution of Loan Party.        38

15.11.Default or Revocation of Guaranty.        39

15.12.Criminal Proceedings.           39

15.13.Change of Control.           39

SECTION 16REMEDIES UPON AN EVENT OF DEFAULT.    39

16.1.Acceleration     39

16.2.Other Remedies.     39

SECTION 17CONDITIONS PRECEDENT.       40

17.1.Conditions to Initial Loans.40

17.2.Conditions to All Loans.    40

SECTION 18MISCELLANEOUS.41

18.1.Assignments; Participations.      41

18.2.Customer Identification - USA Patriot Act Notice.    42

18.3.Indemnification by Borrowers:42

18.4.Notice.        43

18.5.Modification and Benefit of Agreement.   43

18.6.Headings of Subdivisions.       43

18.7.Power of Attorney.   43

18.8.Confidentiality. 43

18.9.Counterparts.43

18.10.Electronic Submissions.      44

18.11.Waiver of Jury Trial: Other Waivers.44

18.12.Choice of Governing Laws; Construction; Forum Selection.45

SECTION 19NONLIABILITY OF LENDER        46

EXHIBIT A – COMPLIANCE CERTIFICATE

EXHIBIT B – NOTICE OF BORROWING

EXHIBIT C – NOTICE OF CONVERSION/CONTINUATION

SCHEDULE 1 – PERMITTED LIENS

SCHEDULE 11.2 – BUSINESS AND COLLATERAL LOCATIONS

SCHEDULE 11.7 – LITIGATION

SCHEDULE 11.9 – AFFILIATE TRANSACTIONS

SCHEDULE 11.10 – NAMES & TRADE NAMES

SCHEDULE 11.16 – PARENT AND SUBSIDIARIES

SCHEDULE 13.2 – INDEBTEDNESS

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) made this 26th day of October, 2016 by and among THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”), BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), and BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote and Towers, “Borrowers,” and each, a “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrowers may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Lender, or any Letter of Credit issued for the account of Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

SECTION 1 DEFINITIONS.

1.1.Definitions.

When used herein the following terms shall have the following meanings:

Account shall have the meaning ascribed to such term in the UCC.

Account Debtor shall have the meaning ascribed to such term in the UCC.

Accordion shall have the meaning set forth in Section 2.7.

Affiliate of any Person shall mean (i) any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, (ii) any other Person which beneficially owns or holds ten percent (10%) or more of the voting control or equity interests of such Person, (iii) any other Person of which ten percent (10%) or more of the voting control or equity interest of which is beneficially owned or held by such Person or (iv) any officer or director of such Person.  Unless expressly stated otherwise herein, Lender shall not be deemed an Affiliate of any Loan Party.

Applicable Margin shall mean the margin set forth below with respect to Base Rate Loans, LIBOR Loans and Letter of Credit Fee as in effect from time to time, as applicable; provided, that the initial Applicable Margin shall be set at Level IV until five (5) Business Days after receipt of Borrowers’ audited financial statements for Fiscal Year 2016, and upon such receipt the Applicable Margin shall be adjusted based on Borrowers’ EBITDA for the 12 month period ending on the date of calculation as shown on such financial statements.  Thereafter, the Applicable Margin shall be adjusted five (5) Business Days after receipt of Borrowers’ quarterly financial statements based on Borrowers’ EBITDA for the 12 month period ending on the date of calculation as shown on such financial statements (provided that, if Borrowers fails to deliver such financial statements within the time period required by this Agreement, the Applicable Margin shall conclusively be presumed to be equal to the highest level set forth on the chart below from the date such financial statements were required to be delivered until five (5) Business Days after receipt of such financial statements), as set forth on the following chart:

Level	EBITDA	Base Rate Loan Applicable Margin	LIBOR Loan Applicable Margin	Letter of Credit Fee Applicable Margin
I	> $10,500,000	0.00%	2.25%	2.25%
II	> $9,000,000 < $10,500,000	0.50%	2.50%	2.50%
III	> $7,500,000 < $9,000,000	0.75%	2.75%	2.75%
IV	< $7,500,000	1.00%	3.00%	3.00%

If, as a result of any restatement of or other adjustment to the financial statements of  Borrowers or for any other reason, the Lender determines that (a) EBITDA as calculated by Borrowers as of any applicable date was inaccurate and (b) a proper calculation of EBITDA would have resulted in different pricing for any period, then (i) if the proper calculation of EBITDA would have resulted in higher pricing for such period, Borrowers shall automatically and retroactively be obligated to pay to Lender promptly on demand by Lender, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of EBITDA would have resulted in lower pricing for such period, Lender shall have no obligation to repay any interest or fees to Borrowers; provided that if, as a result of any restatement or other event a proper calculation of EBITDA would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

Bank Product Agreements shall mean those certain agreements pursuant to which Lender or its Affiliates provide any of the Bank Products to any Loan Party including, without limitation, Hedging Agreements.

Bank Product Obligations shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products shall mean any service provided to, facility extended to, or transaction entered into with, any Loan Party by Lender or its Affiliates, including, without limitation, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with Lender or its Affiliates, (c) debit cards and credit cards and (d) Hedging Agreements.

Base Rate shall mean at any time the greater of (a) the Federal Funds Rate plus 0.5%, and (b) the Prime Rate.

Base Rate Loan shall mean any Loan which bears interest at or by reference to the Base Rate.

BSA shall have the meaning set forth in Section 12.11.

Business Day shall mean any day on which Lender is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, any day on which dealings are carried on in the London Interbank eurodollar market.

Capital Expenditures shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrowers during such period that are required by GAAP, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrowers.

Cash Collateralize shall mean to deliver cash collateral to Lender, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation reasonably satisfactory to Lender.  Derivatives of such term have corresponding meanings.

Chattel Paper shall have the meaning ascribed to such term in the UCC.

Closing Date shall have the meaning set forth in Section 17.1.

Collateral shall mean all of the property of each Borrower described in Section 5.1 hereof, together with all other real or personal property of any Loan Party or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Obligations.

Commercial Tort Claims shall have the meaning ascribed to such term in the UCC.

Department of Justice Lien shall mean that certain judgment lien, filing number 1409444018, dated April 4, 2014, filed by the United States Department of Justice in Cook County, Illinois, pursuant to which Brad Foote was required to pay a judgment in the amount of $1,500,000.

Deposit Accounts shall have the meaning ascribed to such term in the UCC.

Documents shall have the meaning ascribed to such term in the UCC.

EBITDA shall mean, with respect to any period, Borrowers’ net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus non-cash stock compensation and any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, plus one-time expenses for discontinued operations, in an amount not to exceed $750,000 in the aggregate to be calculated solely with respect to Fiscal Year 2016, all on a consolidated basis.

Electronic Chattel Paper shall have the meaning ascribed to such term in the UCC.

Eligible Account shall mean an Account owing to any Borrower which is acceptable to Lender in its Permitted Discretion determined in good faith for lending purposes.  Without limiting Lender’s Permitted Discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

(i)it is genuine and in all respects what it purports to be;

(ii)it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(iii)it arises from (A) the performance of services by such Borrower in the ordinary course of such Borrower’s business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower’s business, and (x) such Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such Borrower has possession of, or such Borrower has delivered to Lender (at Lender’s request) shipping and delivery receipts evidencing delivery of such Goods;

(iv)it is evidenced by an invoice rendered to the Account Debtor thereunder, and does not remain unpaid 90 days past the invoice date thereof; provided, however, that during any time that more than 25% of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid 90 or more days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

(v)it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or if it is subject to any claim by such Account Debtor denying liability thereunder in whole or in part;

(vi)it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

(vii)the Account Debtor thereunder is not a director, officer, employee or agent of such Borrower, or a Subsidiary, Parent or Affiliate;

(viii)it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

(ix)it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state’s taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election; or (z) such Borrower has proven, to Lender’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

(x)the Account Debtor is located within the United States of America or Canada;

(xi)it is not an Account with respect to which the Account Debtor’s obligation to pay is subject to any repurchase obligation or return right, as with sales made on a guaranteed sale, sale on approval, sale or return or consignment basis;

(xii)it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of such Borrower contained in this Agreement;

(xiii)it is not an Account with respect to which the Account Debtor thereunder has prepaid a deposit towards any portion owed under such Account; provided, however, that such Account shall be excluded from Eligible Accounts solely to the extent of such prepaid deposit amount);

(xiv)it is not an Account which, with respect to Account Debtors other than Siemens Energy, Inc. and its Affiliates, when added to such Account Debtor’s other indebtedness to such Borrower, exceeds 20% of all Accounts of such Borrower or a credit limit determined by Lender in its sole discretion determined in good faith for such Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit), provided that Lender shall give such Borrower written notice of any such credit limit; and

(xv)it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion determined in good faith.

Eligible Inventory shall mean Inventory of each Borrower which is acceptable to Lender in its Permitted Discretion determined in good faith for lending purposes.  Without limiting Lender’s Permitted Discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

(i)it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(ii)it is located on or in transit to one of the premises listed on Schedule 11.2 (or other locations of which Lender has been advised in writing pursuant to Section 12.2.1 hereof), such locations are within the United States;

(iii)if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender’s sole determination determined in good faith, affect its market value;

(iv)it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

(v)it constitutes either raw materials or finished goods;

(vi)it constitutes work-in-progress in an aggregate amount not to exceed $1,000,000;

(vii)it is produced in compliance with the Fair Labor Standards Act and is not subject to the “hot goods” provisions contained in 29 USC 215(a)(i), and otherwise complies in all material respects with all standards imposed by any applicable governmental entity having  authority over the disposition, manufacture or use of that Inventory.

(viii)Lender has determined in good faith, in accordance with Lender’s customary business practices, that it is not unacceptable due to age, type, category or quantity; and

(ix)it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of such Borrower contained in this Agreement.

Eligible M&E shall mean certain Equipment which is acceptable to Lender in its Permitted Discretion determined in good faith for lending purposes.  Without limiting Lender’s Permitted Discretion, Eligible M&E shall be owned by each Borrower and located at (i) 101 S. 16th Street, Manitowoc, Wisconsin, (ii) 3250 S. Central Avenue, Cicero, Illinois, (iii) 5100 Neville Road, Pittsburgh, Pennsylvania, or (iv) the Mortgage Property.

Environmental Indemnity shall mean that certain Environmental Indemnity Agreement, dated the date hereof, by Borrowers in favor of Lender, as the same may be amended, restated, modified or supplemented from time to time.

Environmental Laws shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower’s business or facilities owned or operated by such Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Equipment shall have the meaning ascribed to such term in the UCC.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

Event of Default shall have the meaning specified in Section 15 hereof.

Excluded Property shall mean any (a) any rights or interests of a Loan Party in or under any license, contract, permit, Instrument, Investment Property or franchise to which such Loan Party is a party or any of its rights or interests thereunder to the extent, but only to the extent, that a grant of a security interest to Lender therein would, under the terms of such license, contract, permit, Instrument, Investment Property or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Investment Property or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the United States Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and such Loan Party shall be deemed to have granted a security interest to Lender in, all such rights and interests as if such provision had never been in effect; (b) stock of any Subsidiary organized outside of the United States of America; (c) (x) Deposit Account the balance of which consists exclusively of withheld income taxes, employment taxes or amounts required to be paid over to certain employee benefit plans, and (y) segregated Deposit Accounts constituting tax, payroll and trust accounts; (d) any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; or (e) Collateral (as such term is defined in the New Markets Tax Credit Security Agreement).

Excluded Taxes shall mean taxes based upon, or measured by, Lender’s (or a branch of Lender’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which Lender is organized, (b) in a jurisdiction which Lender’s principal office is located, or (c) in a jurisdiction in which Lender’s lending office (or branch) in respect of which payments under this Agreement are made is located.

Federal Funds Rate shall mean for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.  Lender’s determination of such rate shall be binding and conclusive absent manifest error.

Fiscal Year shall mean each twelve (12) month accounting period of Borrowers, which ends on December of each year.

Fixed Charges shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of any Borrower, on a consolidated basis, for borrowed money, plus scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of any Borrower, on a consolidated basis, plus scheduled payments of cash interest during the applicable period with respect to all indebtedness of any Borrower, on a consolidated basis, for borrowed money including capital lease obligations, plus unfinanced Capital Expenditures of any Borrower, on a consolidated basis, during the applicable period, plus all dividends or other distributions by any Borrower to equityholders of any Borrower during the applicable period, plus payments during the applicable period in respect of income taxes of any Borrower, on a consolidated basis.

Fixtures shall have the meaning ascribed to such term in the UCC.

FRB shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

GAAP shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

General Intangibles shall have the meaning ascribed to such term in the UCC.

Goods shall have the meaning ascribed to such term in the UCC.

Group shall have the meaning set forth in Section 2.2.1.

Hazardous Materials shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

Hedging Agreement shall mean any agreement with respect to any swap, collar, cap, future, forward or derivative transaction, whether exchange‑traded, over‑the‑counter or otherwise, including any involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments, any economic, financial or pricing index or basis, or any similar transaction, including any option with respect to any of these transactions and any combinations of these transactions.

Hedging Obligation shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement, including any and all cancellations, buy backs, reversals, terminations or assignments under any Hedging Agreement.

Instruments shall have the meaning ascribed to such term in the UCC.

Interest Period shall mean, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one month, two months or three months thereafter as selected by Borrowers pursuant to Sections 2.2.2 or 2.2.3, as the case may be; provided that:

(a)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)Borrowers may not select any Interest Period for a Revolving  Loan which would extend beyond the scheduled Maturity Date.

Inventory shall have the meaning ascribed to such term in the UCC.

Investment Property shall have the meaning ascribed to such term in the UCC.

L/C Application shall mean with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the L/C Issuer at the time of such request for the type of Letter of Credit requested.

L/C Issuer shall mean Lender, in its capacity as the issuer of Letters of Credit hereunder, any Affiliate of Lender that may issue Letters of Credit hereunder, or any other financial institution that Lender may cause to issue Letters of Credit hereunder, and each of their successors and assigns.

Lender Party shall have the meaning set forth in Section 18.3 hereof.

Letter of Credit shall mean any Letter of Credit issued on behalf of Borrowers in accordance with this Agreement.

Letter of Credit Obligations shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

Letter-of-Credit Right shall have the meaning ascribed to such term in the UCC.

LIBOR Office shall mean the office or offices of Lender which shall be making or maintaining the LIBOR Loans of Lender hereunder.  A LIBOR Office of Lender may be, at the option of Lender, either a domestic or foreign office.

LIBOR Loans shall mean the Loans bearing interest with reference to the LIBOR Rate.

LIBOR Rate shall mean a rate of interest equal to (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period ~~(or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day)~~, as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Lender in its Permitted Discretion.  Lender’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.  Notwithstanding the foregoing, in no event shall the LIBOR Rate be deemed to be less than 0.00%.

Loan Documents shall mean all agreements, instruments and documents, including, without limitation, the Pledge Agreement, the Mortgage, the Environmental Indemnity and any guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Hedging Agreements, Bank  Product Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of any Borrower or any other Person and delivered to Lender or to any parent, Affiliate or Subsidiary of Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

Loan Party shall mean each Borrower, each of its Subsidiaries and each other Person who is or shall become primarily or secondarily liable for any of the Obligations.

Loans shall mean all loans and advances made by Lender to or on behalf of any Borrower hereunder.

Lockbox and Lockbox Account shall have the meanings specified in Section 8.1 hereof.

Master Letter of Credit Agreement shall mean, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form being used by Lender at such time.

Material Adverse Effect shall mean (i) a material adverse effect on the business, property, assets or operations of the Loan Parties, taken as a whole, (ii) a material impairment of the ability of the Loan Parties, taken as a whole, to perform any of their obligations under this Agreement and the other Loan Documents, (iii) a material adverse effect upon the Collateral or its value, as a whole, or (iv) a material impairment of the enforceability or priority of Lender’s liens upon the Collateral or the legality, validity, binding effect or enforceability of this Agreement and the other Loan Documents.

Maturity Date shall mean October 26, 2019.

Maximum Loan Amount shall mean $20,000,000 (subject to increase pursuant to the Accordion).

Mortgage shall mean that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated the date hereof, by Towers in favor of Lender, as the same may be amended, restated, modified or supplemented from time to time.

Mortgaged Property shall mean that certain real property located at 1126 N. Arnold Boulevard, Abilene, Texas.

“New Markets Tax Credit Security Agreement” means that certain Security Agreement dated as of July 20, 2011 by and between Broadwind Services, LLC, a Delaware limited liability company and AMCREF Fund VII, LLC, a Louisiana limited liability company, as the same may be amended, modified, supplemented, replaced, renewed or refinanced from time to time.

Notice of Borrowing shall have the meaning set forth in Section 2.2.2.

Notice of Conversion/Continuation shall have the meaning set forth in Section 2.2.3 hereof.

Obligations shall mean any and all obligations, liabilities and indebtedness of each Borrower to Lender or to any Affiliate of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance and Bank Product Obligations), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

OFAC shall have the meaning set forth in Section 12.11 hereof.

PBGC shall have the meaning specified in Section 12.2.5 hereof.

Permitted Acquisition shall mean any acquisition by a Borrower of a business or entity which satisfies each of the following conditions:

(a)such Borrower has given Lender at least fifteen (15) calendar days’ prior written notice of such acquisition (or such lesser notice as Lender may agree to in writing) and has provided Lender with such historical financial information concerning such acquisition as Lender may reasonably request;

(b)the business or assets being acquired are located in the United States of America and/or Canada;

(c)(i) the aggregate cash consideration paid at closing for all such acquisitions occurring during the term of this Agreement shall not exceed $21,000,000; (ii) the sum of the aggregate cash consideration and non cash consideration (including assumed indebtedness, the good faith estimate by such Borrower of the maximum amount of any deferred purchase price obligations (including any earn-out payments) and equity interests) for all such acquisitions occurring during the term of this Agreement shall not exceed $32,000,000; and (iii) cash consideration under clause (i) hereof for any acquisition may be made from available cash on hand plus proceeds from Revolving Loans in an amount not to exceed $5,000,000;

(d)on a pro forma basis (as demonstrated by Borrowers to Lender pursuant to such financial and other information and certificates concerning such acquisition as Lender may reasonably request) Borrowers would have been in compliance with all of the financial covenants set forth in Section 14.1;

(e)both immediately before and immediately after giving effect to such acquisition, no Event of Default shall exist;

(f)Borrowers shall have executed such other Loan Documents as Lender may reasonably require in order for Lender to obtain a perfected security interest in all assets acquired by such Borrower in connection with any such acquisition to the extent required by this Agreement;

(g)such acquisition is not prohibited under the terms of any other agreement executed by such Borrower; and

(h)immediately after giving effect to such acquisition, Borrowers have Revolving Loan Availability of at least $3,000,000.

Permitted Discretion shall mean a determination made in the exercise of a reasonable (from the perspective of an asset-based secured lender) business judgment.

Permitted Liens shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which the applicable Borrower has maintained adequate reserves; (ii) liens or security interests in favor of Lender; (iii) liens for taxes, assessments and governmental charges not yet due and payable or which are being contested in good faith and by appropriate proceedings and each Borrower is in compliance with clauses (i) and (iii) of Section 12.8 hereof; (iv) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on any Borrower’s ability to use such real property for its intended purpose in connection with any Borrower’s business; (v) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which are the subject of such capitalized leases; (vi) liens set forth on Schedule 1; (vii) liens specifically permitted by Lender in writing; and (viii) attachments, appeal bonds, judgments and other similar liens, for sums not exceeding $250,000 arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.

Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

Plan shall have the meaning specified in Section 12.2.5 hereof.

Pledge Agreement shall mean that certain Pledge Agreement, dated the date hereof, by Parent in favor of Lender, as the same may be amended, restated, modified or supplemented from time to time.

Prime Rate shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by Lender as its prime rate (whether or not such rate is actually charged by Lender), which is not intended to be Lender’s lowest or most favorable rate of interest at any one time.  Any change in the Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change; provided that Lender shall not be obligated to give notice of any change in the Prime Rate.

Proceeds shall have the meaning ascribed to such term in the UCC.

Remote Scanning shall have the meaning set forth in Section 8.1 hereof.

Responsible Officer shall mean, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person.

Revolving Loan Availability shall mean an amount up to the sum of the following sublimits: (i)  85% of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of Borrowers’ Eligible Accounts; plus (ii) the lesser of (a) 50% of the lower of cost or market value of Borrowers’ Eligible Inventory, (b) 85% of the appraised net orderly liquidation value (as determined by an appraiser acceptable to Lender) of Borrowers’ Eligible Inventory, and (c) $10,000,000 (or $12,500,000 if the Accordion is exercised in full); plus (iii) the lessor of (a) the sum of (I) 50% of the appraised net orderly liquidation value (as determined by an appraiser acceptable to Lender) of Borrowers’ Eligible M&E, plus (II) 50% of the fair market value (as determined by an appraiser acceptable to Lender) of the Mortgaged Property, and (b) an amount equal to $10,000,000, reduced by $119,047.62 per month commencing on the one-year anniversary of the Closing Date and continuing each month thereafter; minus (iv) $165,000 until such time as Lender receives an executed landlord access agreement, in form and substance reasonably acceptable to Lender, for the leased premises located at 300 Wall Street, Abilene, Texas 79603; minus (v) (a) $4,250,000 until such time as Lender receives a completed Phase I environmental report with results satisfactory to Lender in its Permitted Discretion, or (b) to the extent remediation is required pursuant to such Phase I environmental report, such lesser amount equal to the estimated costs of such remediation until such remediation has been completed in a manner satisfactory to Lender in its Permitted Discretion; minus (vi) such reserves as Lender elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, reserves with respect to Bank Products Obligations and Hedging Obligations.

Revolving Loan Commitment shall mean an amount equal to $20,000,000, except as such amount may be increased by the Accordion or increased or, following the occurrence and during the continuance of an Event of Default, decreased by Lender in its sole discretion.

Revolving Loans shall have the meaning specified in Section 2.1 hereof.

Subsidiary shall mean with respect to any Person, a corporation of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) and any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of any Borrower.

Supporting Obligations shall have the meaning set forth in the UCC.

Tangible Chattel Paper shall have the meaning ascribed to such term in the UCC.

Tangible Net Worth shall have the meaning specified in Section 14.1 hereof.

Taxes shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding the Excluded Taxes.

UCC shall mean the Uniform Commercial Code as in effect in the State of Illinois.

USA Patriot Act shall have the meaning set forth in Section 18.2 hereof.

1.2Accounting Terms and Determinations.    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be on a consolidated basis, prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by Parent’s independent public accountants) with the most recent audited consolidated financial statements of Parent and its Consolidated Subsidiaries delivered to Lender.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrowers or Lender shall so request, Lender and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii)  Borrowers shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 2LOANS.

2.1.Revolving Loans.

Subject to the terms and conditions of this Agreement and the other Loan Documents, prior to the Maturity Date, Lender agrees to make to Borrowers revolving loans and advances (the “Revolving Loans”) in an aggregate amount up to the lesser of Revolving Loan Availability at such time and the Revolving Loan Commitment.

The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of (i) Revolving Loan Availability minus the Letter of Credit Obligations and (ii) the Revolving Loan Commitment minus the Letter of Credit Obligations.  If at any time the outstanding Revolving Loans exceeds either Revolving Loan Availability or the Revolving Loan Commitment, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within Revolving Loan Availability, Borrowers shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.

2.2.Loan Procedures.

2.2.1.Various Types of Loans.  Each Revolving Loan shall be divided into tranches which are, either Base Rate Loans or  LIBOR Loans (each a “type” of Loan), as Borrowers shall specify in the related notice of borrowing or conversion pursuant to Sections 2.2.2 or 2.2.3.  LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups.”  Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than five different Groups of LIBOR Loans shall be outstanding at any one time.

2.2.2.    Borrowing Procedures.

(a) Borrowers shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit B or telephonic notice (followed immediately by a Notice of Borrowing) to Lender of each proposed Base Rate or LIBOR borrowing not later than ~~(a) in the case of a Base Rate borrowing,~~ 11:00 A.M., Chicago time, on the proposed date of such borrowing~~, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such borrowing~~.  Each such notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor.  Each borrowing shall be on a Business Day.  Each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $500,000.

(b) Each Borrower hereby authorizes Lender in its Permitted Discretion, to advance Revolving Loans as Base Rate Loans to pay any Obligations (whether principal, interest, fees or other charges) when due, and any such Obligations becoming due shall be deemed a request for a Base Rate borrowing of a Revolving Loan on the due date, in the amount of such Obligations. The proceeds of such Revolving Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Lender may, at its option, charge such Obligations against any operating, investment or other account of each Borrower maintained with Lender or any of its Affiliates.

2.2.3.Conversion and Continuation Procedures.

(a)Subject to Section 2.2.1, Borrowers may, upon irrevocable written notice to Lender in accordance with clause (b) below:

(i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $1,000,000 and a higher integral multiple of $500,000) into Loans of the other type; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $1,000,000 and an integral multiple of $500,000.

(b)Borrowers shall give written notice (each such written notice, a "Notice of Conversion/Continuation") substantially in the form of Exhibit C or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to Lender of each proposed conversion or continuation ~~not later than (i) in the case of conversion~~ into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion, ~~and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such conversion or continuation~~, specifying in each case:

(iii) the proposed date of conversion or continuation;
(iv) the aggregate amount of Loans to be converted or continued;
(v) the type of Loans resulting from the proposed conversion or continuation; and
(vi) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c) If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrowers shall be deemed to have elected to continue such LIBOR Loans as LIBOR Loans having the same Interest Period effective on the last day of such Interest Period.

Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 4.2.4.

2.3.Repayments.

The Revolving Loans and all other Obligations shall be repaid on the Maturity Date.

2.4.Notes.

The Loans shall, in Lender’s Permitted Discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender.  However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

2.5.Recordkeeping.

Lender shall record in its records, the date and amount of each Loan made by Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end.  The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid.  The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrowers hereunder or under any note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

2.6.Temporary Reductions of Commitment.

Borrowers may, from time to time, upon notice to Lender, elect to reduce the Revolving Loan Commitment for up to six (6) consecutive months in each calendar year by up to $10,000,000.  At any time during any such reduction, Borrowers may, by notice to Lender, reinstate in part or in full the Revolving Loan Commitment; provided however, Borrowers may not thereafter during such calendar year again reduce the Revolving Loan Commitment.

2.7.Increased Commitment.

So long as no Event of Default shall have occurred and be continuing, Borrowers shall have the right from time to time, upon request, after Lender’s receipt of Parent’s audited fiscal year-end 2016 consolidated financial statements showing trailing twelve-month EBITDA exceeding $7,000,000, to increase the Revolving Loan Commitment by an aggregate amount not to exceed $5,000,000 (any such increases, collectively referred to as the “Accordion”).  Notwithstanding the foregoing, nothing contained herein shall be construed as a commitment by Lender to lend, syndicate, arrange or otherwise provide such additional commitments or loans.

SECTION 3LETTERS OF CREDIT.

3.1.General Terms.

Subject to the terms and conditions of this Agreement and the other Loan Documents prior to the Maturity Date, Lender agrees to from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrowers’ request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed $3,000,000.  Payments made by the L/C Issuer to any Person on account of any Letter of Credit shall be immediately payable by Borrowers without notice, presentment or demand and each Borrower agrees that each payment made by the L/C Issuer in respect of a Letter of Credit shall constitute a request by Borrowers for a Loan to reimburse L/C Issuer.  In the event such Loan is not advanced by Lender for any reason, such reimbursement obligations (whether owing to the issuer of the Letter of Credit or Lender if Lender is not the issuer) shall become part of the Obligations hereunder and shall bear interest at the rate then applicable to Revolving Loans until repaid.  Borrowers shall remit to Lender a Letter of Credit fee equal to the Letter of Credit Fee Applicable Margin on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable in advance for the term of the Letter of Credit.  Upon the occurrence of an Event of Default and during the continuance thereof, the Letter of Credit fee shall be increased to an amount equal to 2.0% per annum in excess of the Letter of Credit fee otherwise payable thereon, which fee shall be payable on demand.  Said fee shall be calculated on the basis of a 360 day year.  Borrowers shall also pay on demand the normal and customary administrative charges of L/C Issuer for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

3.2.Letter of Credit Procedures.

3.2.1.L/C Applications.

Each Borrower shall execute and deliver to the L/C Issuer the Master Letter of Credit Agreement from time to time in effect.  Each Borrower shall give notice to Lender and the L/C Issuer of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the L/C Issuer and Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit.  Each such notice shall be accompanied by an L/C Application, duly executed by Borrower and in all respects satisfactory to the L/C Issuer, together with such other documentation as the L/C Issuer may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Maturity Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part.  Any Letter of Credit outstanding after the scheduled Maturity Date which is Cash Collateralized for the benefit of the L/C Issuer shall be the sole responsibility of the L/C Issuer.  In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

3.2.2.Reimbursement Obligations Unconditional.

Each Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the L/C Issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof.  Without limiting the foregoing, no action or omission whatsoever by Lender under or in connection with any Letter of Credit or any related matters shall result in any liability of Lender to any Borrower, or relieve Borrower of any of its obligations hereunder to any such Person.

3.3.Expiration Dates of Letters of Credit.

The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the Maturity Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth (30th) day prior to the Maturity Date.

SECTION 4INTEREST, FEES AND CHARGES.

4.1.Interest Rate.

Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth below:

(a)For Base Rate Loans, the Base Rate plus the Applicable Margin for Base Rate Loans in effect from time to time, payable on the first Business Day of each month in arrears for interest through the last day of the prior month.  Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the effective date of each such change in the Base Rate.

(b) For LIBOR Rate Loans, the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period, plus the Applicable Margin for LIBOR Rate Loans.  Interest shall be payable on the last Business Day of such Interest Period.

(c)(i) Upon the occurrence  and during the continuance of an Event of Default, the Loans shall bear interest at the rate of 2.0% per annum plus the interest rate otherwise payable thereon (the “Default Rate”), which interest shall be payable on demand; provided, however, that, other than with respect to Events of Default arising under Sections 15.1,  15.7 or 15.8, Borrowers shall not be required to pay interest at the Default Rate for any periods in excess of 90 days prior to the date on which Lender provided written notice to Borrowers regarding the applicable Event of Default.  All interest shall be computed for the actual number of days elapsed on the basis of a 360 day year.

(d)The applicable LIBOR Rate for each Interest Period shall be determined by Lender, and notice thereof shall be given by Lender promptly to Borrowers.  Each determination of the applicable LIBOR Rate by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.  Lender shall, upon written request of Borrowers, deliver to Borrowers a statement showing the computations used by Lender in determining any applicable LIBOR Rate hereunder.

4.2.INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

4.2.1.Increased Costs.

(a)  If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:  (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender; or (ii) shall impose on Lender any other condition affecting its LIBOR Loans, its note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender (or any LIBOR Office of Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Office) under this Agreement or under its note with respect thereto, then upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrowers shall pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction.

(b)If Lender shall reasonably determine that, after the Closing Date, any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by Lender or any Person controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s or such controlling Person’s capital as a consequence of Lender’s obligations hereunder or under any Letter of Credit to a level below that which Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrowers shall pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction.

4.2.2.Basis for Determining Interest Rate Inadequate or Unfair.  If:

(a)Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of maintaining or funding LIBOR Loans for such Interest Period or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of Lender materially affects such Loans;

then Lender shall promptly notify Borrowers and, so long as such circumstances shall continue, (i) Lender shall not be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

4.2.3.Changes in Law Rendering LIBOR Loans Unlawful.  If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of Lender cause a substantial question as to whether it is) unlawful for Lender to make, maintain or fund LIBOR Loans, then Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by Lender which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of Lender (or, in any event,  on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.  Each Base Rate Loan made by Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

4.2.4.Funding Losses.  Each Borrower hereby agrees that upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, Each Borrower will indemnify Lender against any net loss or expense which Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain any LIBOR Loan), as reasonably determined by Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 2.2.3) or (b) any failure of Such Borrower to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement.  For this purpose, all notices to Lender pursuant to this Agreement shall be deemed to be irrevocable.

4.2.5.Right of Lender to Fund through Other Offices.  Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by Lender and the obligation of Such Borrower to repay such Loan shall nevertheless be to Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

4.2.6.Discretion of Lender as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

4.2.7.Mitigation of Circumstances.  Lender shall promptly notify each Borrower of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in Lender’s sole judgment, otherwise disadvantageous to Lender) to mitigate or avoid, (i) any obligation by any Borrower to pay any amount pursuant to Sections 4.2.1 or 4.4 or (ii) the occurrence of any circumstances described in Sections 4.2.2 or 4.2.3 (and, if Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, Lender shall promptly so notify such Borrower).  Without limiting the foregoing, Lender will designate a different funding office if such designation will avoid (or reduce the cost to such Borrower of) any event described in clause (i) or (ii) above and such designation will not, in Lender’s sole judgment, be otherwise disadvantageous to Lender..

4.2.8.Conclusiveness of Statements; Survival of Provisions.  Determinations and statements of Lender pursuant to Sections 4.2.1,  4.2.2,  4.2.3 or 4.2.4 shall be conclusive absent demonstrable error.  Lender may use reasonable averaging and attribution methods in determining compensation under Sections 4.2.1 and 4.2.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any notes, expiration or termination of the Letters of Credit and termination of this Agreement.

4.3.Fees And Charges.

4.3.1.Closing Fee:  Borrowers shall pay to Lender a closing fee of $100,000, which fee shall be fully earned on the date of disbursement of the initial Loans hereunder, and shall be payable as follows: (a) $50,000 shall be due and payable on the Closing Date; and (b) $50,000 shall be due and payable on the one-year anniversary of the Closing Date.

4.3.2.Unused Line Fee:  Borrowers shall pay to Lender an unused line fee at a rate per annum of (i) at any time that (A) average deposits maintained with Lender exceed $5,000,000 for the previous calendar quarter-and (B) the most recent fiscal quarter end trailing twelve-month EBITDA of Parent is at Level I, II or III as set forth in the chart in the definition of Applicable Margin, 0.375% and (ii) at all other times, 0.50%, of the difference between the Revolving Loan Commitment and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lender on the last day of each month and payable monthly in arrears on the first Business

Day of each month with respect to all activity through the last day of the prior month.  Said fee shall be calculated on the basis of a 360 day year.

4.3.3.Collateral Monitoring Fee: Borrowers shall pay to Lender an annual Collateral Monitoring Fee of $15,000, which fee shall be fully earned by Lender and payable in advance on the Closing Date and on each anniversary of the Closing Date prior to the Maturity Date.

4.3.4.Costs and Expenses: Borrowers shall reimburse Lender for all reasonable and customary costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees, incurred by Lender in connection with the (i) documentation and consummation of the transactions contemplated by this Agreement, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; and (iv) administration and enforcement of any of Lender’s rights under this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purposes).  Borrowers shall also pay all normal service charges with respect to all accounts maintained by each Borrower with Lender and any additional services requested by any Borrower from Lender.

4.4.Taxes.

(a)All payments made by Borrowers hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense.  To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by Borrowers free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b)If Borrowers make any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, Borrowers shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 4.4(b)), the amount paid to Lender equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 4.4(b).  To the extent any Borrower withholds any Taxes on payments hereunder or under any Loan Document, such Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Lender within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to Lender) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

If Lender is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against Lender with respect to amounts received or receivable hereunder or under any other Loan Document, each Borrower will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 4.4.  A certificate prepared in good faith as to the amount of such payment by Lender shall, absent manifest error, be final, conclusive, and binding on all parties.

4.5.Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to each Borrower under this Agreement and the other Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

SECTION 5COLLATERAL.

5.1.Grant of Security Interest to Lender.

As security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment, performance or other satisfaction of all other Obligations, each Borrower hereby assigns to Lender and its Affiliates and grants to Lender and its Affiliates a continuing security interest in the following property of such Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:  (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by each Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, each Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims; (i) all Supporting Obligations; (j) any other property of each Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of each Borrower’s books and records relating to any of the foregoing and to each Borrower’s business.  Notwithstanding the foregoing, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.  Notwithstanding the foregoing, Lender hereby agrees that Lender is not seeking to perfect its security interest in any Borrower’s motor vehicles and other assets subject to certificates of title (excluding, for the avoidance of doubt, any such assets constituting Inventory) (“Titled Collateral”) by noting its lien on the title; provided, however, that: (x) Borrowers shall promptly notify Lender in writing when the aggregate value of Borrowers’ Titled Collateral exceeds $100,000; and (y) in such event, to the extent requested by Lender, Borrowers shall execute all such documents and instruments reasonably necessary to perfect Lender’s security interest in such Titled Collateral.

5.2.Other Security.

Lender, in its Permitted Discretion, without waiving or releasing (i) any obligation, liability or duty of any Borrower under this Agreement or the other Loan Documents or (ii) any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Lender may take such actions with respect to Permitted Liens only after the occurrence and during the continuance of an Event of Default.  All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Obligations, payable by Borrowers to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

5.3.Possessory Collateral.

Promptly upon any Borrower’s receipt of any Investment Property consisting of certificated securities of any domestic Subsidiary, each Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender).  If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as each Borrower’s attorney and agent-in-fact, to endorse or assign the same on each Borrower’s behalf.

5.4.Electronic Chattel Paper.

To the extent that any Borrower obtains or maintains any Electronic Chattel Paper, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

SECTION 6PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

Each Borrower shall, at Lender’s request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral.  Each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral.  Each Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify such Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

SECTION 7POSSESSION OF COLLATERAL AND RELATED MATTERS.

Until otherwise notified by Lender following the occurrence of an Event of Default, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower’s business, to (a) sell, lease or furnish under contracts of service any Inventory normally held by such Borrower for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; and (c) dispose of obsolete or unuseful Equipment so long as all of the net cash proceeds of any disposition under this clause (c) in excess of $500,000 per annum in the aggregate and not reinvested in the business of Parent or its domestic Subsidiaries within 180 days thereafter are paid to Lender for application to the Obligations (except for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by any Borrower.

SECTION 8COLLECTIONS.

8.1.Lockbox and Lockbox Account.

Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a mailing address designated by, and under the exclusive control of, Lender, at a financial institution reasonably acceptable to Lender (the “Lockbox”); provided, that with the consent of Lender, any Borrower may collect payments and remotely scan such checks to Lender in a manner satisfactory to Lender (“Remote Scanning”) on a daily basis as such checks are received.  Each Borrower shall establish an account (the “Lockbox  Account”) in such Borrower’s name, for the benefit of Lender, with a financial institution acceptable to Lender, into which all payments received in the Lockbox shall be deposited, and into which such Borrower will immediately deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash or check.  If any Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of such Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with such Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lockbox Account in a manner satisfactory to Lender including by Remote Scanning.  The financial institution with which the Lockbox Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the checks, instruments, and other property in such Lockbox and Lockbox Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lockbox and Lockbox Account without further consent from any Borrower, the financial institution will not accept instructions of any Borrower with respect to the Lockbox Account, that such financial institution has no right to setoff against the Lockbox or Lockbox Account or against any other account maintained by such financial institution into which the contents of the Lockbox or Lockbox Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lockbox Account on a daily basis as such funds are collected; provided that if the Lockbox Account is at Lender, the daily ledger balance of such accounts as of the beginning of each Business Day shall be transferred to Lender each Business Day for application in accordance with Section 8.3. Each Borrower agrees that all payments made to such Lockbox Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement.  Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lockbox and Lockbox Account.  All of such fees, costs and expenses if not paid by any Borrower, may be paid by Lender (if at a financial institution other than Lender) or otherwise charged to any Borrower and in such event all amounts paid by Lender or charged by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.  All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrowers to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower’s behalf.  For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of any Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lockbox or postal box into which any payments on Accounts of Borrowers are deposited, and open and process all mail addressed to Borrowers and deposited therein.

8.2.Lender’s Rights.

Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any Borrower’s Accounts or other amounts owed to such Borrower by suit or otherwise; (ii) exercise all of such Borrower’s rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign such Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Lender’s Permitted Discretion, to fulfill such Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts or other amounts owed to such Borrower.  In addition to any other provision hereof, Lender may at any time, after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

8.3.Application of Proceeds.

For purposes of calculating interest and fees, Lender shall, within one Business Day after application of the opening daily ledger balance to the Obligations as set forth in the immediately following sentence, apply the whole or any part of such collections or Proceeds against the Obligations in such order as Lender shall determine in its Permitted Discretion; provided that so long as no Event of Default shall then exist, Lender will not apply any such collections or Proceeds against LIBOR Loans except at the end of an Interest Period.  For purposes of determining the amount of Loans available for borrowing purposes, Lender shall apply the opening daily ledger balance in the Lockbox Account as of the beginning of each Business Day in whole or in part against the Obligations, in such order as Lender shall determine in its Permitted Discretion, subject to actual collection.

8.4.Account Statements.

On a monthly basis, Lender shall deliver to Borrowers an account statement showing all Loans, charges and payments, which, absent manifest error, shall be deemed final, binding and conclusive upon Borrowers unless Borrowers notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

SECTION 9COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

9.1.Loan Reports.

Borrowers shall deliver to Lender an executed loan report and certificate in Lender’s then current form (i) if Revolving Loan Availability is less than $5,000,000, at least once each week, and (ii) if Revolving Loan Availability is greater than $5,000,000, at least once each month by the 5th Business Day of such month, in each case which shall be accompanied by copies of each Borrower’s sales journal, cash receipts journal and credit memo journal for the relevant period.  Such report shall reflect the activity of each Borrower with respect to Accounts for the immediately preceding week or month, as applicable, and shall be in a form and with such specificity as is reasonably satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, calculations of the Revolving Loan Availability and, if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

9.2.Monthly Reports.

Borrowers shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within 20 days after the end of each month, (A) a detailed trial balance of each Borrower’s Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of each Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks; and (ii) within 10 days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Lender’s standard form of Inventory report then in effect or the form most recently requested from each Borrower by Lender, for each Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

9.3.Financial Statements.

Each Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with GAAP consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit A hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than 30 days after each calendar month, copies of internally prepared balance sheets and statements of income of Borrowers, and, if such month-end is also the end of a calendar quarter, such financial statements shall also include retained earnings and cash flow of Borrowers, in each case certified by the Chief Financial Officer of Borrowers; and (ii) no later than 120 days after the end of Borrowers’ Fiscal Years, audited annual financial statements with an opinion by independent certified public accountants selected by Borrowers and reasonably satisfactory to Lender prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by Parent or any of its Subsidiaries not in accordance with GAAP, which financial statements shall be accompanied by copies of any management letters sent to the Borrowers by such accountants.

9.4.Annual Projections.

As soon as practicable and in any event 30 days after the beginning of each Fiscal Year, Borrowers shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrowers, for each of the 12 months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

9.5.Explanation of Budgets and Projections.

In conjunction with the delivery of the annual presentation of projections or budgets referred to in Section 9.4 above, Responsible Officers of Borrowers shall be reasonably available to discuss with Lender, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers.

9.6.Public Reporting.

Promptly upon the filing thereof, Borrowers shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrowers or any of its Subsidiaries files with the Securities and Exchange Commission (the “SEC”)), as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

Documents required to be delivered pursuant to Section 9.3, 9.6 or 9.7 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website; provided that Parent shall notify Lender (by facsimile or electronic mail) of the posting of any such documents.

9.7.Other Information.

Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

SECTION 10TERMINATION.

Lender’s obligations under this Agreement shall be in effect from the Closing Date until the Maturity Date or such earlier date that the Obligations are accelerated pursuant to Section 16 hereof.  Upon the Maturity Date or the earlier acceleration of the Obligations as set forth above, Lender shall not be obligated to make any additional Loans on or after the date identified as the date on which the Obligations are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Obligations are paid in full (except for such provisions that by their terms survive the termination of this Agreement) and all Letters of Credit are returned to the L/C Issuer for cancellation.  At such time as Borrowers have repaid all of the Obligations and all Letters of Credit are returned to L/C Issuer for cancellation and this Agreement has terminated, Borrowers shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parent corporation, Subsidiaries and Affiliates to any Borrower, and if any Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender’s indemnification of Lender, in form and substance satisfactory to Lender, for checks or other amounts which Lender has credited to Borrowers’ account, but which subsequently are dishonored, returned or reversed for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrowers’ account.  If, during the term of this Agreement, Borrowers prepay all of the Obligations, return all Letters of Credit for cancellation and this Agreement is terminated, each Borrower agrees to pay to Lender as a prepayment fee, in addition to the payment of all other Obligations, an amount equal to: (i) 2.0% of the Maximum Loan Amount if such prepayment occurs prior to the first anniversary of the Closing Date; (ii) 0.5% of the Maximum Loan Amount if such prepayment occurs on or after the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date; and (iii) no prepayment fee if such prepayment occurs any time on or after the third anniversary of the Closing Date.

SECTION 11REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants the following to Lender, which representations and warranties shall be true at the time of Borrowers’ execution hereof and the closing of the transactions described herein or related hereto,  and shall be remade by each Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

11.1. Financial Statements and Other Information.

The financial statements delivered or to be delivered by Borrowers to Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of Borrowers, and there has been no material adverse change in the financial condition, the operations or any other status of Borrowers since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement.  All written information now or heretofore furnished by Borrowers to Lender in connection with the transactions contemplated by this Agreement is true and correct in all material respects as of the date with respect to which such information was furnished.

11.2. Locations.

The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower’s principal place of business and all of each Borrower’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 11.2 and at other locations within the continental United States of which Lender has been advised by Borrowers in accordance with Section 12.2.1.  The Collateral, including, without limitation, the Equipment (except any part thereof which Borrowers shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 11.2, and at other locations within the continental United States of which Lender has been advised by Borrowers in writing in accordance with Section 12.2.1 hereof.

11.3. Loans by Borrowers.

No Borrower has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of any Borrower for travel and other expenses arising in the ordinary course of any Borrower’s business.

11.4. Accounts and Inventory.

Each Account or item of Inventory which any Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory as set forth herein.

11.5. Liens.

Each Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

11.6. Organization, Authority and No Conflict.

Each Borrower is a corporation or limited liability company, duly organized, validly existing and in good standing in its state of incorporation or organization, and each Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if such Borrower is not so qualified, such Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender’s rights.  Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the other Loan Documents and perform its obligations hereunder and thereunder. Each Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents does not conflict with the provisions of the organizational documents of any Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrowers, except for conflicts with agreements, contracts or other documents which would not reasonably be expected to have a Material Adverse Effect, and each Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents shall not result in the imposition of any lien or other encumbrance upon any Borrower’s property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which any Borrower or any of its property may be bound or affected.

11.7. Litigation.

Except as disclosed to Lender on Schedule 11.7 hereto, there are no actions or proceedings which are pending or, to the best of any Responsible Officer’s knowledge, threatened against any Borrower which is reasonably likely to have a Material Adverse Effect on any Borrower, and each Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender.  No Borrower has any Commercial Tort Claims pending.

11.8. Compliance with Laws and Maintenance of Permits.

Each Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect.  Each Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would reasonably be expected to have a Material Adverse Effect.

11.9. Affiliate Transactions.

Except as set forth on Schedule 11.9 hereto or as permitted pursuant to Section 11.3 hereof, no Borrower is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

11.10. Names and Trade Names.

Each Borrower’s name has for the past five (5) years always been as set forth on the first page of this Agreement and such Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11.10 hereto.

11.11. Equipment.

Except for Permitted Liens, each Borrower has good and indefeasible and merchantable title to and ownership of all Equipment it purports to own.  No Equipment is a Fixture to real estate unless such real estate is owned by the applicable Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord’s agreement in favor of Lender on terms acceptable to Lender, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

11.12. Enforceability.

This Agreement and the other Loan Documents to which each Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

11.13. Solvency.

Borrowers, taken as a whole, after giving effect to the transactions contemplated hereby, are solvent, able to pay their debts as they become due, have capital sufficient to carry on their business,

now own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

11.14. Indebtedness.

Other than indebtedness not prohibited by this Agreement, no Borrower is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

11.15. Margin Security and Use of Proceeds.

No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or reducing or retiring any indebtedness which was originally incurred to purchase any margin securities in violation of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

11.16. Parent, Subsidiaries and Affiliates.

Except as set forth on Schedule 11.16 hereto, no Borrower has any parent corporation or Subsidiary, nor is such Borrower engaged in any joint venture or partnership with any other Person.

11.17. No Defaults.

No Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does such Borrower know of any dispute regarding any contract, lease or commitment which, in any case, would reasonably be expected to have a Material Adverse Effect.

11.18. Employee Matters.

There are no controversies pending or threatened between any Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and each Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect.

11.19. Intellectual Property.

Each Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it except to the extent that the failure to possess such items would not reasonably be expected to have a Material Adverse Effect.

11.20. Environmental Matters.

No Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of any Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder, except to the extent any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending, or to the best of any Responsible Officer’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects such Borrower or its business, operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  No Borrower has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which liability would reasonably be expected to have a Material Adverse Effect.

11.21. ERISA Matters.

Each Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, would reasonably be expected to result in the imposition of a lien against any material portion of its properties or assets.

11.22. Investment Company Act.

No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company” within the meaning of the Investment Company Act of 1940.

11.23. Anti-Terrorism Laws.

(a)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the USA Patriot Act.

(b)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provision of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC.

(c)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)9iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 12AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrowers obtain Lender’s prior written consent waiving or modifying any Borrower’s covenants hereunder in any specific instance, each Borrower covenants and agrees as follows:

12.1.Maintenance of Records.

Each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower’s business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11.2.

12.2.Notices.

Each Borrower shall:

12.2.1. Locations.  Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of any Borrower’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Borrower has previously advised Lender that such Goods will be used.

12.2.2.Eligible Accounts and Inventory.  Promptly upon becoming aware thereof, notify Lender if any Account or Inventory identified by such Borrower to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

12.2.3.Litigation and Proceedings.  Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against such Borrower which would not reasonably be expected to have a Material Adverse Effect and of any Commercial Tort Claims of such Borrower which may arise.

12.2.4.Names and Trade Names.  Notify Lender within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

12.2.5.ERISA Matters.  Promptly notify Lender of (x) the occurrence of any “reportable event” (as defined in ERISA) which would not reasonably be expected to result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of such Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

12.2.6Environmental Matters.  Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Borrower or its business operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials unless the foregoing would not reasonably be expected to have a Material Adverse Effect.

12.2.7.Default; Material Adverse Change.

Promptly advise Lender of the occurrence of any event having or causing a Material Adverse Effect,  the occurrence of any insured or uninsured loss in excess of $5,000,000, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

12.2.8.Ownership Threshold.

Promptly notify Lender upon determining the identity of any shareholder of Parent who owns 10% or more of the outstanding equity interests in Parent.

All of the foregoing notices shall be provided by such Borrower to Lender in writing.

12.3.Compliance with Laws and Maintenance of Permits.

Each Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and such Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect.  In the event that any Borrower or any of such Borrower’s respective officers or directors receives written notice from any local, state or federal governmental authority that there is non-compliance, or any condition which requires any action by or on behalf of such Borrower in order to avoid non-compliance, with any Environmental Law, then (a) Borrowers shall provide written notice to Lender regarding any such non-compliance or condition, with such reasonable details as Lender may reasonably request; (b) Borrowers shall have a period of 60 days from the date of such notice, or such longer period as may be required, so long as Borrowers promptly commence and diligently pursue such remediation, to remedy any such non-compliance or condition; and (c) to the extent such non-compliance or condition is not remedied within such 60-day period, or if remediation  requires a longer period time and Borrowers are not then diligently pursuing such remediation, then, at Borrowers’ expense, Lender may cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

12.4.Inspection and Audits.

Each Borrower shall permit Lender, or any Persons designated by it, to call at any Borrower’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower’s business as Lender may consider reasonable under the circumstances.  Each Borrower shall furnish to Lender such information relevant to Lender’s rights under this Agreement and the other Loan Documents as Lender shall at any time and from time to time request.  Lender, through its officers, employees or agents shall have the right, at any time and from time to time, to verify the validity, amount or any other matter relating to any Borrower’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise.  Each Borrower authorizes Lender and its agents to discuss the affairs, finances and business of such Borrower with any Responsible Officer of such Borrower, and with reasonable prior notice to Borrowers in each instance, to discuss the financial condition of such Borrower with each Borrower’s independent public accountants.  Any such discussions shall be without liability to Lender or to any Borrower’s independent public accountants.  Each Borrower shall pay to Lender all customary fees and all reasonable costs and out-of-pocket expenses incurred by

Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder; provided that, excluding any such exercise of rights during the continuation of an Event of Default, Lender shall not exercise such rights more often than two (2) times during any calendar year at Borrowers’ expense.

12.5.Insurance.

Each Borrower shall:

12.5.1.Casualty Insurance; Business Interruption Insurance.  Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be reasonably satisfactory to Lender.  Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the Closing Date, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender.  Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) (ten (10) in the case of non-payment) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage.  Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as each Borrower’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance (except as provided in the proviso below), endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided however, that such Borrower may make, settle and adjust claims involving less than $250,000 for any individual claim and $500,000 in the aggregate without Lender’s consent to the extent that: (a) no Event of Default exists at the time any such proceeds are received; (b) upon Lender’s request, Borrowers provide Lender with evidence of Borrowers’ plans to reinvest such proceeds into Borrowers’ businesses, in form and substance reasonably acceptable to Lender; and (c) such proceeds are actually reinvested into Borrower’s business in accordance with such plans within 180 days of Borrowers’ receipt of such proceeds.

12.5.2.Liability Insurance.  Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Lender and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the Closing Date, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) (ten (10) in the case of non-payment) days written notice before any such policy shall be altered or canceled.

12.5.3.Lender May Purchase Insurance.  If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above (and provide evidence thereof to Lender) or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by any Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable upon notice to Borrowers.  Such insurance, if obtained by Lender, may, but need not, protect Borrowers’ interests or pay any claim made by or against any Borrower with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance any Borrower may be able to obtain on its own and may be cancelled only upon Borrowers providing evidence that it has obtained the insurance as required above.  All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.  This provision shall constitute the notice to Borrowers required pursuant to paragraph (3) of section 180/10 of Chapter 815 of the Illinois Compiled Statutes (2004).

12.6Collateral.

Each Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects.  Each Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, such Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title.  Each Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

12.7.Use of Proceeds.

All monies and other property obtained by Borrowers from Lender pursuant to this Agreement shall be used solely for working capital purposes, to refinance the debt of Borrowers and its Subsidiaries and for other business purposes of Borrowers.

12.8Taxes.

Each Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be released prior to execution thereof; provided, that Borrowers shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as  adequate reserves are maintained with respect thereto in accordance with GAAP.  If such Borrower fails to pay any such taxes and in the absence of any such contest by such Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by such Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

12.9.Intellectual Property.

Each Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect on Borrowers.

12.10. Checking Accounts and Cash Management Services.

Unless Lender otherwise consents in writing, in order to facilitate Lender’s maintenance and monitoring of the Collateral, each Borrower shall maintain its general checking/controlled disbursement account and its other deposit accounts with Lender.  Each Borrower shall be responsible for all normal charges assessed thereon.  Each Borrower shall notify Lender in writing 30 days prior to opening any new Deposit Account and shall enter into a control agreement satisfactory to Lender for each such Deposit Account of such Borrower on or before the opening of such Deposit Account.

12.11. USA Patriot Act, Bank Secrecy Act and Office of Foreign Asset Control.

Ensure, and cause each other Loan Party to ensure, that no Person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (b) comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations.

12.12. Department of Justice Lien.

Pay all amounts due in respect of the Department of Justice Lien, on or before January 31, 2017, and cause the Department of Justice Lien to be released promptly thereafter.

SECTION 13NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrowers obtain Lender’s prior written consent waiving or modifying any Borrower’s covenants hereunder in any specific instance, each Borrower agrees as follows:

13.1.Guaranties.

Such Borrower shall not, and shall not permit any other Loan Party to assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

13.2.Indebtedness.

Such Borrower shall not, and shall not permit any other Loan Party to create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that such Borrower and the Loan Parties may (i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain their present indebtedness listed on Schedule 13.2 hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted hereunder; (v) incur operating lease obligations requiring payments not to exceed $250,000 in the aggregate during any Fiscal Year of such Borrower; (vi) Hedging Obligations approved by, and incurred in favor of, Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation; (vii) Subordinated Seller Notes and Earnouts; (viii) unsecured indebtedness of such Borrower incurred solely to finance Borrowers’ insurance premiums under insurance policies maintained by such Borrower in the ordinary course of business for insurance required under this Agreement; and (ix) unsecured indebtedness incurred in respect of deferred payment of the purchase price in connection with a Permitted Acquisition, so long as, after incurring such indebtedness, such acquisition continues to satisfy all of the eligibility criteria of a Permitted Acquisition required under this Agreement.

13.3.Liens.

No Borrower shall, and shall not permit any other Loan Party to grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

13.4.Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

No Borrower shall, and shall not permit any other Loan Party to (i) enter into any merger or consolidation; (ii) change the state of any Borrower’s organization or enter into any transaction which has the effect of changing any Borrower’s state of organization; (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of Borrowers’ business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest, except that any Borrower and any of its Subsidiaries may enter into any Permitted Acquisition and sell, lease or dispose of any of its assets as permitted in Section 7 of this Agreement and Parent may repurchase its stock pursuant to any stock repurchase program approved by its Board Directors.  No Borrower shall enter into any joint ventures or partnerships with any other Person.

13.5.Dividends and Distributions.

No Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity).

13.6.Investments; Loans.

No Borrower shall and shall not permit any other Loan Party to purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than in connection with a Permitted Acquisition and other than direct obligations of the United States, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States; nor shall any Borrower lend or otherwise advance funds to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business.

13.7.Fundamental Changes, Line of Business.

No Borrower shall, and shall not permit any other Loan Party to (i) amend its organizational documents or change its Fiscal Year unless (w) such actions would not have a Material Adverse Effect; (x) such actions would not adversely affect the obligations of such Borrower or any Loan Party to Lender; (y) such actions would not adversely affect the interpretation of any of the terms of this Agreement or the other Loan Documents and (z) Lender has received ten (10) days prior written notice of such amendment or change or (ii) enter into a new line of business materially different from Borrowers’ current business.

13.8.Equipment.

No Borrower shall, and shall not permit any other Loan Party to (i) permit any Equipment to become a Fixture to real property unless such real property is owned by such Borrower or such Loan Party and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord’s agreement in favor of Lender on terms acceptable to Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

13.9.Affiliate Transactions.

Except as set forth on Schedule 11.9 hereto or as permitted pursuant to Section 11.3 hereof, no Borrower shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

13.10. Settling of Accounts.

No Borrower shall settle or adjust any Account identified by such Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that following the occurrence and during the continuance of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Lender.

13.11. Management Fees.

No Borrower shall, and shall not permit any other Loan Party, to pay any management or consulting fees to any Persons other than an independent, unrelated third party.

SECTION 14FINANCIAL COVENANTS.

Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below:

14.1.Fixed Charge Coverage.

Borrowers shall not permit the ratio of (i) EBITDA, less unfinanced Capital Expenditures, less dividends or distribution made by Borrowers to its shareholders, less payments made by Borrowers in respect of income or franchise taxes, less management fees paid by Borrowers to any Person, to (ii) Fixed Charges, to be less than 1.10 to 1.00: (a) as of October 31, 2016 for the trailing 10-month period; (b) as of November 31, 2016 for the trailing 11-month period; and (c) as of December 31, 2016 and the end of each calendar month thereafter for the trailing 12-month period.  For purposes of calculating unfinanced Capital Expenditures, during the 12-month period after the Closing Date, all Capital Expenditures up to $6,000,000 in the aggregate shall be deemed financed Capital Expenditures during such 12-month period.

SECTION 15DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrowers hereunder:

15.1.Payment.

The failure of any Loan Party to pay when due, declared due, or demanded by Lender, any of the Obligations.

15.2.Breach of this Agreement and the other Loan Documents.

The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under this Agreement or any of the other Loan Documents; provided that any such failure by any Borrower under subsections 12.2.1, 12.2.4, 12.2.5, 12.2.6, 12.3 and 12.8 of this Agreement or by any Loan Party under any of the other Loan

Documents shall not constitute an Event of Default hereunder unless such failure continues past the thirtieth (30th) day following any Responsible Officer obtaining knowledge of the occurrence thereof.

15.3.Breaches of Other Obligations.

The failure of any Loan Party to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any other agreement with any Person if such failure would reasonably be expected to have a Material Adverse Effect.

15.4.Breach of Representations and Warranties.

The making or furnishing by any Loan Party to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the other Loan Documents, which is untrue or misleading in any material respect as of the date made.

15.5.Loss of Collateral.

The uninsured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $250,000 for any single instance or $500,000 in the aggregate, during any Fiscal Year.

15.6.Levy, Seizure or Attachment.

The making or any threat in writing by any Person to make any levy, seizure or attachment upon any of the Collateral in excess of $250,000.

15.7.Bankruptcy or Similar Proceedings.

The commencement of any proceedings in bankruptcy by or against any Loan Party or for the liquidation or reorganization of any Loan Party, or alleging that such Loan Party is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Loan Party’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Loan Party; provided, however, that if such commencement of proceedings against such Loan Party is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings,  though Lender shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of any Borrower during such forty-five (45)  day period or, if earlier, until such proceedings are dismissed.

15.8.Appointment of Receiver.

The appointment of a receiver or trustee for any Loan Party, for any of the Collateral or for any substantial part of any Loan Party ‘s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Loan Party which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Loan Party is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of any Borrower during such forty-five (45) day period or, if earlier, until such appointment is revoked or such proceedings are dismissed.

15.9.Judgment.

The entry of any final, nonappealable judgments or orders for the payment of money aggregating in excess of $250,000 against any Loan Party which remains unsatisfied or undischarged and in effect for 45 days after such entry without a stay of enforcement or execution.

15.10 Death or Dissolution of Loan Party.

The death of any Loan Party who is a natural Person, or of any general partner who is a natural Person of any Loan Party which is a partnership, or any member who is a natural Person of any Loan Party which is a limited liability company or the dissolution of any Loan Party which is a partnership, limited liability company, corporation or other entity.

15.11. Revocation of Guaranty.

The  revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Obligations or has granted Lender a security interest in or lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Obligations.

15.12. Criminal Proceedings.

The institution in any court of a criminal proceeding against any Loan Party which would have a Material Adverse Effect, or the indictment of any Loan Party for any crime which would have a Material Adverse Effect.

15.13. Change of Control.

The failure of Parent to own and have voting control of at least 100% of the issued and outstanding voting equity interests of each other Borrower.

SECTION 16REMEDIES UPON AN EVENT OF DEFAULT.

16.1.Acceleration

Upon the occurrence and during the continuance of an Event of Default described in Sections 15.7 or 15.8 hereof, all of the Obligations shall immediately and automatically become due and payable, without notice of any kind (provided,  however, that notwithstanding the foregoing, Hedging Obligations shall only terminate in accordance with the terms of the relevant Hedging Agreement).  Upon the occurrence and during the continuance of any other Event of Default, the Obligations may, at the option of Lender, in whole or in part at Lender’s sole discretion, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

16.2.Other Remedies.

Upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.  In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any Borrower’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any Borrower’s premises without cost to Lender.  At Lender’s request, Borrowers shall, at Borrowers’ expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrowers.  Each Borrower recognizes that if such Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or the other Loan Documents, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.  Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrowers, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrowers are entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.  Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds and all other payments received by Lender during the continuance of an Event of Default shall be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.

SECTION 17CONDITIONS PRECEDENT.

17.1.Conditions to Initial Loans.

The obligation of Lender to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent (and the date on which all such conditions precedent have been satisfied and the initial Loans are advanced by Lender is called the “Closing Date”):

(a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents reasonably requested by Lender, in each case in form and substance reasonably satisfactory to Lender;

(b) Since January 1, 2016, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Lender in its sole discretion, determined in good faith;

(c) Lender shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

(d) Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Revolving Loans, if any, requested to be made on the Closing Date, (B) the issuance of the initial Letter of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Borrowers of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Revolving Loan Availability is at least $5,000,000; and

(e) The Loan Parties shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

17.2.Conditions to All Loans.

Lender shall not be obligated to fund any Loans, arrange for the issuance of any Letters of Credit or grant any other accommodation for the benefit of any Borrower, unless the following conditions are satisfied:

(a) No Event of Default shall exist at the time of or result from such funding, issuance or grant; and

(b) The representations and warranties of each Loan Party in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date of, and immediately after giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date).

(c) No event shall have occurred or circumstances exist that has or would reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by any Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by such Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Lender shall have received such other information, documents, instruments and agreements as it reasonably deems appropriate in connection therewith.

SECTION 18MISCELLANEOUS.

18.1.    Assignments; Participations.

18.1.1.Assignments.  (a)  Lender may at any time assign to any Person that is a financial institution (any such Person, an “Assignee”) all but not less than all of its Loans and Revolving Loan Commitment and its interest in each of the Loan Documents; provided that the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to an Affiliate of Lender, or (z) such assignment is to an Eligible Assignee (as hereinafter defined).  For the purposes of this Section, the term “Eligible Assignee” shall mean any of the following so long as such Person provides Bank Products the same or substantially similar to those then provided to Borrowers by Lender: (i) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof and having total assets in excess of $250,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $250,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States of America.  Notwithstanding the foregoing, any banking association or corporation into which Lender may be merged, converted or with which Lender may be consolidated, or any banking association or corporation resulting from any merger, conversion or consolidation to which Lender shall be a party, shall succeed to all of Lender’s rights and obligations hereunder without any requirement to obtain the prior written consent of any Borrower.

(b)Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release

Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

18.1.2. Participations.  Lender may at any time upon written notice to Borrowers sell to one or more Persons participating interests in its Loans, Revolving Loan Commitment or other interests hereunder (any such Person, a “Participant”).  In the event of a sale by Lender of a participating interest to a Participant, (a) Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrowers shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder and (c) all amounts payable by Borrowers shall be determined as if Lender had not sold such participation and shall be paid directly to Lender.  Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lender, and Lender agrees to share with each Participant, on a pro rata basis.  Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 4.2 or 4.4 as if it were Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 4.2 or 4.4 than would have been paid to Lender on such date if no participation had been sold.

18.2.    Customer Identification - USA Patriot Act Notice.

Lender (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow Lender, as applicable, to identify the Loan Parties in accordance with the Act.

18.3.    Indemnification by Borrowers:

IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT LENDER AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING REASONABLE ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS MATERIAL AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS MATERIALS OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS

NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION.  IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.  ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 18.3 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

18.4.Notice.

All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and (i) in the case of Lender shall be sent to it at 120 South LaSalle Street, Suite 200, Chicago, Illinois 60603, Attention: Susan Lanz, with a copy to Horwood Marcus & Berk Chartered, 500 West Madison, Suite 3700, Chicago, Illinois 60661, Attention: Ati P. Khatri, and (ii) in the case of Borrowers shall be sent to them at c/o Broadwind Energy, Inc., 3240 South Central Avenue, Cicero, Illinois 60804, Attention: Stephanie K. Kushner, with a copy to Thompson Coburn LLP, One US Bank Plaza, St. Louis, Missouri 63101, Attention: Ruthanne C. Hammett or as otherwise directed by Borrowers in writing.  All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

18.5.Modification and Benefit of Agreement.

This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrowers or such other Person who is a party to such other Loan Document and Lender.

18.6.Headings of Subdivisions.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

18.7.Power of Attorney.

Each Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and paid in full and this Agreement is terminated.

18.8.Confidentiality.

Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to Borrowers which is (i) furnished by Borrowers to Lender (or to any Affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such Affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrowers may be distributed by Lender or such Affiliate to Lender’s or such Affiliate’s directors, managers, officers, employees, attorneys, Affiliates, assignees, participants, auditors, agents and regulators (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), and upon the order of a court or other governmental agency having jurisdiction over Lender or such Affiliate, to any other party.  In addition such information and other credit information may be distributed by Lender to potential participants or assignees of any portion of the Obligations, provided, that such potential participant or assignee agrees in writing to follow the confidentiality requirements set forth herein.  Borrowers and Lender further agree that this provision shall survive the termination of this Agreement.  Notwithstanding the foregoing, each Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement, the content and timing of publication of which has been approved by Parent in its Permitted Discretion.

18.9.Counterparts.

This Agreement, any of the other Loan Documents, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

18.10. Electronic Submissions.

Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the other Loan Documents, be submitted to Lender in “Approved Electronic Form” (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice.  For purposes hereof “Electronic Form” means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, “Approved Electronic Form” means an Electronic Form that has been approved by Lender (which approval has not been revoked or modified by Lender) and “Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, internet portal or other electronic platform.  Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the other Loan Documents. Approved Electronic Communications that do not bear or are not readily capable of bearing either a signature or a reproduction of a signature shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party or the company transmitting the Approved Electronic Communication), and Lender is entitled to rely on such Approved Electronic Communications as signed.  Each of the Loan Parties and Lender hereby acknowledge and agree that the use of Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each assumes and accepts such risks by hereby authorizing each of the Lender and its Affiliates to accept and transmit Approved Electronic Communications.

18.11. Waiver of Jury Trial: Other Waivers.

(a) BORROWERS AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND LENDER UNDER THIS AGREEMENT.  IN NO EVENT SHALL ANY PARTY BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any Affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such Affiliate of Lender to such Borrower, including, without limitation any Deposit Account at Lender or such Affiliate.

(d) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE BORROWERS WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

Lender’s failure, at any time or times hereafter, to require strict performance by any Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any other Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy.  None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrowers specifying such suspension or waiver.

18.12. Choice of Governing Laws; Construction; Forum Selection.

This Agreement and the other Loan Documents are submitted by each Borrower to Lender for Lender’s acceptance or rejection at Lender’s principal place of business as an offer by such Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business.  If so accepted by Lender, this Agreement and the other Loan Documents shall be deemed to have been made at said place of business.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

Each Borrower and by its acceptance hereof, Lender, irrevocably agrees that, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  BORROWERS AND LENDER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL

COURTS LOCATED WITHIN SAID CITY AND STATE.  BORROWERS AND LENDER HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS OR LENDER, AS THE CASE MAY BE, BY CERTIFIED, OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWERS OR LENDER, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  Failure of a party to provide a copy of such process shall not impair such party’s rights hereunder, create a cause of action against such party or create any claim or right on behalf of any Borrower or any third party.  BORROWERS AND LENDER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST EITHER PARTY BY THE OTHER IN ACCORDANCE WITH THIS SECTION.

SECTION 19NONLIABILITY OF LENDER

The relationship between Borrowers on the one hand and Lender on the other hand shall be solely that of borrower and lender.  Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  Lender undertakes no responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations.  Each Borrower agrees, on behalf of itself and each other Loan Party, that Lender shall have no liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE).  Each Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party.  No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties and Lender.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

By:___________________________________ Name: _____________________________________________________	By:___________________________________ Name: _____________________________________________________
BORROWERS: BROADWIND ENERGY, INC. By: /s/ Stephanie K. Kushner Name: Stephanie K. Kushner Title: President, Chief Executive Officer	LENDER: THE PRIVATEBANK AND TRUST COMPANY By: /s/ Tom Hunt Name: Tom Hunt Title: Managing Director
BRAD FOOTE GEAR WORKS, INC. By: /s/ Stephanie K. Kushner Name: Stephanie K. Kushner Title: Authorized Signatory
BROADWIND TOWERS, INC. By: /s/ Stephanie K. Kushner Name: Stephanie K. Kushner Title: Authorized Signatory
BROADWIND SERVICES, LLC By: /s/ Stephanie K. Kushner Name: Stephanie K. Kushner Title: Authorized Signatory

EXHIBIT A – COMPLIANCE CERTIFICATE

Attached to and made a part of that certain Loan and Security Agreement, dated October 26, 2016 (as the same may be amended or restated from time to time, the “Agreement”), by and among BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote and Towers, “Borrowers,” and each, a “Borrower”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

This Certificate is submitted pursuant to Section 9.3 of the Agreement.

The undersigned hereby certifies to Lender that as of the date of this Certificate:

1.The undersigned is the _____________________ of Borrowers.

2.There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that each Borrower has taken or proposes to take with respect thereto.

3.No material adverse change in the condition, financial or otherwise, business, property, or results of operations of any Borrower has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that each Borrower has taken or proposes to take with respect thereto.

4. The representations and warranties in the Agreement are true and correct in all material respects, or, if not, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that such Borrower has taken or proposes to take with respect thereto.

5.The financial statements of Borrowers being concurrently delivered herewith have been prepared in accordance with GAAP consistently applied and there have been no material changes in accounting policies or financial reporting practices of Borrowers since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

6.Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.

Dated: __________, 20__

By:_____________________________________________ Name: Title:

EXHIBIT B

FORM OF NOTICE OF BORROWING

To:The PrivateBank and Trust Company, as Lender

Reference is made to that certain Loan and Security Agreement, dated October 26, 2016 (as the same may be amended or restated from time to time, the “Loan Agreement”), by and among BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote and Towers, “Borrowers,” and each, a “Borrower”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Loan Agreement, of a request hereby for a borrowing as follows:

(i)The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____.

(ii)The aggregate amount of the proposed borrowing is $______________.

(iii)The type of Revolving Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.

(iv)The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is ___________ months (which shall be 1, 2 or 3).

The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Event of Default under the Loan Agreement; (ii) the representations and warranties of each Loan Party in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, and after giving effect to such borrowing (except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date) and (iii) no event has occurred or circumstances exist that has or would reasonably be expected to have a Material Adverse Effect.

Each Borrower has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

By:_____________________________________________
Name:

Title:

EXHIBIT C

FORM OF NOTICE OF CONVERSION/CONTINUATION

To:The PrivateBank and Trust Company, as Lender

Reference is made to that certain Loan and Security Agreement, dated October 26, 2016 (as the same may be amended or restated from time to time, the “Loan Agreement”), by and among BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote and Towers, “Borrowers,” and each, a “Borrower”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Loan Agreement, of its request to:

(a)on [    date    ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];

[(b)on [    date    ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

The undersigned hereby represents and warrants that all of the conditions contained in Section 17.2 of the Loan Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

Each Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

By:_____________________________________________
Name:

Title:

SCHEDULE 1 – PERMITTED LIENS

(See Attached)

SCHEDULE 11.2 –  BUSINESS AND COLLATERAL LOCATIONS

Attached to and made a part of that certain Loan and Security Agreement of even date herewith by and among BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote and Towers, “Borrowers,” and each, a “Borrower”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation  (“Lender”).

A.Each Borrower’s business locations (please indicate by an asterisk (*) which location is the principal place of business and at which locations originals and all copies of each Borrower’s books, records and accounts are kept).

Owned Locations:

Borrower	Property Address
Towers	1126 N. Arnold Blvd., Abilene, TX 79603
Brad Foote	1310 S. 47th Ave., Cicero, IL 60804 (vacant)
Brad Foote (via 1309 South Cicero Avenue, LLC)	1309 S. Cicero Ave., Cicero, IL 60804 (vacant)
Brad Foote (via 5100 Neville Road, LLC)	5100 Neville Road, Pittsburgh, PA 15225

Leased Locations:

Borrower	Property Address
Parent (subleased from Brad Foote)	3240 S. Central Ave., Cicero, IL 60804*
Brad Foote	3250 S. Central Ave., Cicero, IL 60804*
Services/Towers	300 Wall St., Abilene, TX 79603*
Towers	100 S. 16th St., Manitowoc, WI 54221*
Towers	101 S. 16th St., Manitowoc, WI 54221
Towers	500 S. 16th St., Manitowoc, WI 54221
Towers	CTH Q, Manitowoc County, WI

B.Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of each Borrower.  Please indicate the relationship of such location to each Borrower (i.e. public warehouse, processor, etc.).

Towers:  PO Box 1957, Manitowoc, WI 54221.

C.Bank Accounts of each Borrower (other than those at Lender):

	Bank (with address)	Account Number	Type of Account
1.	Capital One Bank 505 Main Street Suite 300 Fort Worth, TX 76102	00003620880069	Operating – used for New Markets Tax Credit Security Agreement only

2.	Capital One Bank 505 Main Street Suite 300 Fort Worth, TX 76102	00003620880050	Operating – used for New Markets Tax Credit Security Agreement only
3.	Wells Fargo Bank 10 S. Wacker Drive 16th Floor Chicago, IL 60606	3643553245	CD- Collateral for P-Card Program
4.	Oppenheimer & Co. 200 Park Ave. 24th Floor New York, NY 10166	G241633101	Investment Account

SCHEDULE 11.7 – LITIGATION

None.

SCHEDULE 11.9– AFFILIATE TRANSACTIONS

Unwritten (accounting entry only) sublease of the real property located at 3240 S. Central Ave., Cicero, IL 60804 by Brad Foote Gear Works, Inc. to Broadwind Energy, Inc.

SCHEDULE 11.10 – NAMES & TRADE NAMES

Borrower	Former Name(s) within Past 5 Years	Assumed Name(s)
Parent	N/A	N/A
Brad Foote	N/A	Brad Foote Gearing (IL, PA)
Services	N/A	N/A
Towers	N/A	Broadwind Heavy Industries

SCHEDULE 11.16 – PARENT AND SUBSIDIARIES

Borrower	Parent Corporation	Subsidiaries
Broadwind Energy, Inc.	N/A – publicly traded (NASDAQ: BWEN)	Brad Foote Gear Works, Inc. Broadwind Towers, Inc. Broadwind Services, LLC 1309 South Cicero Avenue, LLC 5100 Neville Road, LLC
Brad Foote Gear Works, Inc.	Broadwind Energy, Inc.	1309 South Cicero Avenue, LLC 5100 Neville Road, LLC
Broadwind Towers, Inc.	Broadwind Energy, Inc.	None
Broadwind Services, LLC	Broadwind Energy, Inc.	None

SCHEDULE 13.2 – INDEBTEDNESS

New Markets Tax Credit Financing

Loan Agreement dated July 20, 2011 by and between Broadwind Services, LLC (as Borrower), and AMCREF Fund VII, LLC (as Lender), as amended , restated, modified or supplemented from time to time.

Development Corporation of Abilene

Agreement for Financial Assistance effective August 24, 2016 between Development Corporation of Abilene, Inc. (“DCOA”) and Broadwind Towers, Inc. and related Promissory Note of Broadwind Towers, Inc. payable to DCOA in the principal amount of $605,000 and Corporate Guaranty of Broadwind Energy, Inc. in favor of DCOA.

Material Personal Property Leases:

Operating leases:
Operating lease description	Lessee	Lessor	Inception Date	Maturity Date	Monthly Payment Amount
Komatsu Forklifts (4)	Brad Foote	Wells Fargo	12/13/12	12/31/17	$1,400
Komatsu Forklifts (1)	Brad Foote	Wells Fargo	12/01/12	12/01/17	$350
BOOM 30-33' ARTICULATING DC	Towers	Toyota	04/01/16	03/31/20	$686
BOOM 30-33' ARTICULATING DC	Towers	Toyota	04/01/16	03/31/20	$686
BOOM 30-33' ARTICULATING DC	Towers	Toyota	04/01/16	03/31/20	$86
FORKLIFT WHSE 5000# DIESEL	Towers	Toyota	04/01/16	03/31/20	$364
FORKLIFT WHSE 5000# DIESEL	Towers	Toyota	04/01/16	03/31/20	$364
FORKLIFT WHSE 5000# PNEUMATIC	Towers	Toyota	04/01/16	03/31/20	$364
Total					$4,300

Capital leases:
Asset description	Lessee	Inception Date	Maturity Date	Interest Rate	Monthly Payment Amount
BOOM 37-44' TELESCOPIC	Towers	04/01/16	03/01/20	3.58%	$1,641
BOOM 40-50' ARTICULATING	Towers	04/01/16	03/01/20	3.58%	$1,653
BOOM 60-64' TELESCOPIC	Towers	04/01/16	03/01/20	3.58%	$2,089
FORKLIFT VARIABLE REACH 5000# 16-20'	Towers	04/01/16	03/01/20	3.58%	$1,278
FORKLIFT VARIABLE REACH 8000# 40-49'	Towers	04/01/16	03/01/20	3.58%	$2,059
FORKLIFT VARIABLE REACH 9000# 30-45'	Towers	04/01/16	03/01/20	3.58%	$2,700
FORKLIFT VARIABLE REACH 9000# 30-45'	Towers	04/01/16	03/01/20	3.58%	$2,700
SCISSOR LIFT 19' ELECTRIC	Towers	04/01/16	03/01/20	3.58%	$251
Total					$14,371